EXHIBIT 10.5

                              STOCK GRANT AGREEMENT

     This Stock Grant Agreement (the "Agreement"), made as of this day of January, 2006, by and between SLS International, Inc. (the "Company") and _______ (the "Grantee") evidences the award of shares of the Company's common stock to the Grantee on January ___, 2006 (the "Date of Award"), in accordance with the provisions of the SLS International, Inc. 2005 Stock Incentive Plan (the "Plan") and the Grantee's acceptance of the Award. The Company and the Grantee agree as follows:

     1. Shares Awarded. The Company hereby awards Grantee, as of the Date of Award, ______ shares of the Company's common stock, par value of $.001 per share (the "Awarded Shares"), subject to the terms and conditions of this Agreement and of the Plan, the provisions of which are hereby incorporated in this Agreement by reference. Except as provided below in this Agreement, Grantee shall have all of the rights of a stockholder with respect to the Awarded Shares, including the right to receive dividends on and to vote such shares.

     2. Vesting. Grantee shall have a fully vested and nonforfeitable interest in the Awarded Shares as of the Date of Award.

     3. Grantee Representation. Grantee represents that Grantee is acquiring the Awarded Shares for Grantee's own account and not with a view to or for sale in connection with any distribution of those shares.

     4. Stock Certificates. Subject to paragraph 4 below, the Company shall deliver to Grantee the certificates representing the Awarded Shares as soon as practicable after the Date of Award. The Company may endorse certificates for Awarded Shares with any legend determined by the Company to be necessary or desirable to comply with this Agreement, any other agreement between the Company and the Grantee, and any securities laws.

     5. Tax Withholding. The Company and its Affiliates shall comply with the obligations imposed on them under applicable tax withholding laws with respect to the Awarded Shares, and shall be entitled to do any act or thing to effectuate any such required compliance, including, without limitation, withholding from amounts payable by them to Grantee and making demand on the Grantee for the amounts required to be withheld as a condition precedent to the receipt of certificates for the Awarded Shares. Grantee agrees not to make an election pursuant to Section 83(b) of the Code with respect to the Awarded Shares without prior notice to the Treasurer of the Company.

     6. Entire Agreement. This Agreement and the Plan represent the entire agreement between the Company and the Grantee in connection with the Awarded Shares. To the extent contemplated in this Agreement or the Plan, the provisions of this Agreement and the Plan shall survive any vesting or forfeiture of the Awarded Shares and shall remain in full force and effect.

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     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the
Grantee have signed this Agreement as of the day and year first above written.


                                                  SLS INTERNATIONAL, INC.


                                                  By:
                                                  ------------------------------

                                                  Its:
                                                  ------------------------------




                                                  ------------------------------
                                                  Grantee



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